LEASE AGREEMENT




THIS LEASE AGREEMENT, made this 1st day of January, 1999, by and between W.H.R. Realty Parnterhsip, a New Jersey partnership, 425 Pleasant Valley Way, West Orange, New Jersey("Landlord") and D.E.M. AMUSEMENTS, Inc. d/b/a RASCALS COMEDY CLUB ("Tenant").

                                   WITNESSETH:


                                    ARTICLE I

Premises and Business

         1.1 The Landlord leases to the Tenant and the Tenant hereby leases from the Landlord upon and subject to the terms and provisions of this Lease, the premises commonly known and designated as 425 Pleasant Valley Way, West Orange, Essex County, New Jersey which said business occupies approximately 5000 square feet of space on the premises located at 425 Pleasant Valley Way, West Orange, New Jersey more or less and to which the Tenant shall have the right to use and enjoy subject to the reasonable right of access by the Landlord, its employees and agents and such other use as Landlord shall reasonably require. The Premises shall be further subject to (i) easements, encumbrances, liens, and restrictions of record together with such state of facts as an accurate survey might show;
(ii) all governmental rules, regulations, and ordinances affecting the Premises, the Business and its use; (iii) rights of the State of New Jersey, Department of Transportation and (iv) rights, either public or private, in and to any brook, stream water course, drain, ditch, road or lane or any public utility grant not of record, bounding or crossing the Premises in question.

         1.2 Tenant expressly represents, warrants and covenants that Tenant's or its sub-Tenant's use of the Premises and the operation of its restaurant upon said premises will not involve, in any way, "Hazardous Substances" nor will such use cause the Premises to be deemed an "Industrial Establishment" as such terms are defined in the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq., and specifically, N.J.S.A. 13:1-K-8d and f, respectively. Tenant covenants and agrees with Landlord that Tenant dos not in the present operation of its business in the Premises engage in a use which will involve "Hazardous Substances" or make the Premises an "Industrial Establishment" as defined above, nor will Tenant commit any act with respect to the Premises which would prevent Landlord from submitting or obtaining a "Negative Declaration" as defined in the aforesaid statute. Tenant agrees to execute and deliver without reasonably delay any written statement required by Landlord to evidence Tenant's compliance with the provisions of this paragraph.

         1.3 The Premises shall, at the commencement of this Lease, be delivered to Tenant in its present AS IS condition. The Tenant shall

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return  the  Premises  to the  Landlord  at the end of this  Lease  in the  same condition as delivered, subject to reasonably wear and tear.

         1.4 The Business shall, at the commencement of this Lease, be delivered to the Tenant without any representations and/or warranties by the Landlord as to its profits, either gross or net, or as to its operating expenses.

                                   ARTICLE II

Term of Lease

         2.1 The term of this Lease shall commence on or about January 1st, 1999 and shall end on December 31st, 2004, unless this Lease shall sooner terminate as hereinafter provided. Subject to section 2.2 hereof, this Lease shall be for a term of five (5) years (the "Initial Term"). Possession of the said Premises shall be delivered to tenant on the date this Lease commences on January 1st, 1999. The Tenant shall be responsible for obtaining any governmental approvals or permits including certificates of occupancy or building permits.

         2.2 Provided that the Tenant shall not be in default under the terms of this Lease, Tenant shall have the option to lease the Premises for one (1) additional term of five (5) years upon prior written notice given to the Landlord at lease one (1) year and one (1) day before the termination of the original term of this Lease (the "Option Term").

                                   ARTICLE III

Rent

         3.1 Subject to sections 3.2 and 3.4 hereof Tenant agrees to pay Landlord, when due, without notice, demand or set-off as the aggregate rental for the Premises for the Initial Term the sum of $840,000.00 (the "Basic Rent") to be paid in sixty (60) monthly installments as set forth below together with any increases thereof and such additional rents as being the other payments to be made by Tenant hereunder as follows:

Year                       Annual Rent                Monthly Rent
1                          $168,000.00                $14,000.00
2                          $168,000.00                $14,000.00
3                          $168,000.00                $14,000.00
4                          $168,000.00                $14,000.00
5                          $168,000.00                $14,000.00

All monthly rental payment shall be payable in advance, on the first day of each and every month beginning on the first day of the month in which this Lease commences. If the rent hereof shall commence on a day other than the first day of the calendar month. Tenant shall pay Landlord on the commencement of the term the proportionate amount of rent due for the balance of such calendar month.
IN addition to all monthly rental payments, the Tenant shall pay when due all real estate taxes upon the subject premises.

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         3.2 During the Option  term,  the  Tenant  shall,  consistent  with the provisions here-in-above set forth, pay an aggregate Basic Rent of $840,000.00 together with any increases thereof and such additional rents as being the other payments to be made by Tenant hereunder payable as follows:

                  [a] An aggregate sum payable on a monthly basis to be negotiated by and between the parties hereto no later than the 54th month of the original term hereof, and in no event less than $14,000.00 per month ($168,000.00 per year) together with the Additional Rent. All installments of Additional Rent shall be due and payable as set forth herein without abatement.

         3.3 In addition to the Basic Rent stipulated herein, Tenant covenants and agrees to pay on behalf of Landlord as addition rent (the "Additional Rent") all other sums and charges which are, pursuant to the terms of this Lease, to be paid by the Tenant. At the inception of this Lease, or as soon thereafter as may be practicable, the Landlord shall estimate the amount of Additional Rent on or before the first (1st) day of each month at the same time and in the same manner as above provided for the Basic Rent, with a suitable proration for any fractional period. When the Tenant has paid such estimated Additional Rent for twelve (12) full months, the Landlord shall within thirty (30) days from the end of such twelve month period submit to Tenant, a statement certified by the Landlord setting forth the actual expenditures for all items included in such Additional Rent. If the estimated Additional Rent paid by the Tenant is less than Tenant's actual Additional Rent, then Tenant shall pay Landlord the difference within thirty (30) days of receipt of such statement; and if the estimated Additional Rent paid by the Tenant shall be greater than Tenant's actual share of such Additional Rent, then Tenant shall deduct such excess payment from the next installment of Additional Rent becoming due. Landlord shall thereafter submit a similar certified statement at twelve (12) month intervals and shall revise the estimated Additional Rent payments to be made in the following months as may be required. Notwithstanding the foregoing, the Landlord may at its option require the Tenant to pay all, insurance, utilities and items of similar nature, directly to the supplier thereof by the Tenant with proof of payment given to the Landlord upon written request. IT IS THE INTENT OF THE PARTIES HERETO THAT THIS IS A FULLY NET LEASE AND THAT TENANT SHALL BE RESPONSIBLE FOR ALL COSTS AND EXPENSES INCURRED AS A RESULT OF THE USE, OCCUPANCY OR OPERATION OF THE PREMISES. This shall include, but not be limited to, 100% of the annual real estate taxes, 100% of the annual charges for insurance, sprinkler systems, utilities, and maintenance. As to repairs, replacements or capital improvements, of any nature whatsoever, foreseen or unforeseen, ordinary or extraordinary, the Tenant shall pay to the Landlord within thirty (30) days of notice of the need for same, 100% of all costs and charges incurred or to be incurred for said repairs, etc., for the Tenant's portion of the premises.

         3.4 In the event Tenant shall fail to pay Basic Rent and/or Additional Rent when due and such failure shall continue for fifteen 915) days, then in addition to the Landlord's rights contained in Article XVI hereof, Landlord shall have the right to charge a late fee of five percent

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(10%) of any  rental or other  payment  not made  within  five (5) days from the original due date.

                                   ARTICLE IV

Compliance with Laws

         4.1 Tenant may use and occupy the Premises for the purposes here-in-above set forth; provided, however, the Tenant shall not make any alternations to eh demised Premises or conduct its business in any manner which will constitute a nuisance. Further, Tenant shall not use, permit or suffer the use of occupancy of the Premises in any manner other than permitted by the zoning regulations, or ordinances, regulations and certificates of occupancy, if any, now or hereafter applicable or issued with respect to the Premises.

         4.2 Tenant shall throughout the term of the Lease at Tenants own cost and expense, promptly comply or cause compliance with all laws and ordinances and other orders, rules, regulations and requirements of all Federal, State, County and Municipal or other local governments, boards, agencies or offices, whether foreseen or unforeseen, ordinary as well as extraordinary. The provisions and conditions of this Article shall similarly apply to all alternations and improvements required or permitted by the Tenant under this Lease.

         4.3 In the event Tenant's use of the Demised Premises and the conduct of its business therein constitutes the operation of an "Industrial Establishment', as said term is defined in the Environmental Clean Up Responsibility Act, N.J.S.A. 13:1K-6 et seq., ("The Act"), Tenant shall not terminate such use and close its business or sell or transfer its business unless and until it has obtained a negative declaration approved by the New Jersey Department of Environmental Protection ("DEP") or any successor governmental department or agency ("Successor Agency"), as required by The Act.

         4.4 If, at the end of the Term, Tenant has not obtained such negative declaration approved by DEP or such successor Agency, Tenant shall not be discharged of its obligations and responsibilities under this Lease, notwithstanding the fact that Tenant may not be in possession of the Premises . Such obligations and responsibilities shall continue in full force and effect, in accordance with the terms, covenants and conditions of this Lease, until tenant obtains such negative declaration approved by DEP or the Successor Agency, except, however, the monthly Fixed Rent Tenant shall be required to pay hereunder shall be double the Fixed Rent for the last month of the Term.

         4.5 In the event that Landlord shall require from Tenant information and evidence of Tenant's Standard Industrial Classification number, the nature of Tenant's business being operated upon the Premises, the use Tenant made of the Premises or like information to be submitted to the New Jersey Department of Environmental Protection ("DEP") or any successor governmental department or agency in connection with a proposed sale, leasing, exchange, financing, refinancing or other disposition of

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the  Premises,  or any part  thereof,  or of the  building in which or land upon which the Premises are located, or any part thereof, then Tenant shall, upon written request of Landlord, furnish such information and evidence in Affidavit or other form required by DEP without unreasonably delay.

         4.6 The provisions set forth in section 4.3 through 4.5 shall not be construed as a waiver or release of Tenant's representations, warranties and covenants contained in section 1.3 above nor of Landlord's rights and remedies to which the Landlord is entitled at law or equity.

         4.7 Tenant has examined the demised Premises and is fully familiar with the physical condition thereof, and Tenant, accepts the demised Premises "AS IS" on the date hereof (subject to the specific exception set forth in section 1.4 hereof). Tenant assumes all risks, if any, resulting from any latent or patent defects in the Premises or from any failure of the same to comply with all legal requirements applicable thereto. Tenant acknowledges that Landlord has made no representations, covenant or warranties with respect to the condition or manner of construction of the Premises or equipment or the uses or purposes for which the demised Premises may be occupied. Tenant also agrees that in making and executing this Lease it has not relied upon or been induced by an statements or representations of any person other than those, if any, set forth expressly in this Lease with respect to the subject matter of this transaction.

         4.8 Tenant shall, at its sole costs and expense, obtain and keep in full force and effect any and all necessary permits, licenses, certificates or other authorizations required in connection with the lawful and proper use, occupancy, operation and management of the Premise, equipment, signs, fixture, improvements an personal property situate thereon and Tenant shall indemnify and hold harmless the Landlord from and against all claims, liability, damage, loss and costs and expenses (including reasonably attorneys fees) in connection therewith.

                                    ARTICLE V

Utilities and Services

         5.1 Tenant agrees to pay or cause to be paid all charges for gas, heat, water, electricity or other utilities or services used, rendered or supplied to, upon or in connection with the demised Premises throughout the term of the Lease and as is more particularly set forth hereinabove.

         5.2 Landlord  does not warrant  that the items  provided for in Section
5.1 hereof shall be free from slow-down interruption or stoppage pursuant to voluntary agreement by and between Landlord and governmental bodies and regulatory agencies, or caused by the maintenance, repair, substitution, renewal, replacement or improvement of any of the equipment involved in the furnishing of any of said items, or caused by changes of quantity or character of any service used in connection with said items, alterations, strikes, lockouts, labor, controversies, shortages, accidents, acts of God or the elements or any other cause beyond the

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reasonably   control  of  Landlord;   and   specifically,   no  such  slow-down,
interruption or stoppage of any of said items shall ever be construed as an eviction, actual or constructive, of Tenant, nor shall same cause any abatement of Rent or Additional Rent payable hereunder or in any manner or for any purpose relieve Tenant from any of its obligations hereunder, and in no event shall Landlord be liable for damage to persons or property or be in default hereunder as a result of such slow-down, interruption or stoppage.

                                   ARTICLE VI

Taxes

         6.1 The Tenant will pay, as Additional rent, the cost of 100% all real estate taxes and assessed for the Premises. Tenant's obligations shall be prorated for its period of occupancy as related to the period covered by such tax.

         6.2 The term "real estate taxes" as used in this paragraph shall mean all taxes, assessments, exercises, levies, license and permit fees, water meter rates, and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any nature and kind whatsoever which, at any time prior to or during the term of this Lease, may be assessed, levied, confirmed, imposed upon, grow, or become due and payable out of or in respect of, or become a lien on the demised Premises and/or the land, building and other improvements and appurtenances constituting the Premises. If at any time after the dat hereof the method of taxation prevailing as to the date hereof shall be altered so that in lieu of or as a substitute for or in addition to the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon there shall be levied, assessed and imposed (i) a tax assessment, levy, imposition or charge wholly or partially as a capital levy or otherwise, on the Rents received therefrom or the value thereof; or (ii) a tax, assessment, levy (including but not limited to, any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the demised premises and imposed upon the Landlord, or (iii) any license fee measured by the Rent payable by Tenant under this Lease, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based, shall be deemed to be included within the term "real estate taxes" for the purpose hereof, and the Tenant shall pay and discharge the same as herein provided in respect of the payment of real estate taxes. Excluded from items (i) through (iii) above shall be any tax, federal, state or local, dominated as an "income tax".

                                   ARTICLE VII

Improvements and Alternations

         7.1 Under otherwise expressly permitted hereunder, no alterations, additions or improvements shall be made and no climate regulating, air conditioning, cooling, heating, sprinkler systems televisions or radio

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antennae, equipment, apparatus and/or fixtures shall be installed in or attached to the Premises without prior written consent of the Landlord which consent shall not be unreasonably withheld. Unless otherwise provided herein, all such alterations, additions or improvements and systems, when made, installed in/or attached to the said Premises shall belong and become the property of the Landlord and shall be surrendered with the Premises and as part thereof upon the expiration or sooner termination of this Lease, without hindrance, molestation or injury.

         7.2 All  alterations,  additions  and  improvements  made  hereunder by
Tenant shall be performed in a first-class, workmanlike manner and shall be completed promptly. The cost of the work shall be paid promptly so that the premises and Tenant's leasehold estate therein shall at all time be free from
(a) liens or materials supplied and (b) chattel mortgages, conditional sales contracts, security interests and financing statements. At all times whenever any such work is in progress, Tenant shall maintain or cause to be maintained
(a) adequate workmen's compensation insurance covering all persons employed in connection with said work, in an amount at least equal to the minimum amount of such insurance required by law and (b) comprehensive general public liability insurance for the mutual benefit of Landlord and Tenant insuring against all hazards with limits of not less then $1,000,000 for bodily injury or death to any one person, not less than $1,000,000 for bodily injury to any number of persons in respect of any one single occurrence and not less than $1,000,000 for property damage. Whenever the alteration, addition or improvement constitutes or involves any structural alteration, addition or improvement, Landlord shall have the right to require that the performance of the work be under the supervision of an architect or engineer (who shall be paid by Tenant) reasonably satisfactory to Landlord.

                                  ARTICLE VIII

Insurance

         8.1 During the term hereof and any extension of this Lease, Tenant shall, authorizes the Landlord to secure, provide and keep in force for the mutual benefit of Landlord and Tenant the following insurance, at Tenant's own costs and expense, and to be adjusted in accordance with Article III, Section
3.3 above.

                  (a) Comprehensive general public liability insurance against claims for bodily injury, death or property damage occurring in or about the Demised Premises (including without limitation, bodily injury, death or property damage resulting directly or indirectly from any change, alteration, improvement or repair thereof), with limits of not less than $1,000,000.00 for bodily injury or death to any one person and $1,000,000 for bodily injury or death to any number of persons in respect of any one occurrence and with limits of not less than $1,000,000.00 for property damage.

                  (b) Fire, any extended coverage, vandalism, malicious mischief and special extended coverage insurance in an amount adequate to cover the cost of replacement of all personal property, decoration, trade

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fixtures,  furnishings  and  equipment in or about the Premises and all contents therein but not less than $1,000,000.00. Landlord shall not be liable for any damage to such property of Tenant by fire or other peril no matter how caused, it being understood that the Tenant will look solely to its insurer for reimbursement.

                  (c) Workmen's compensation insurance covering all persons with respect to whom death or bodily injury could be asserted against Landlord in connection with tenant's business operations, Tenant's work and/or Tenant's alterations.

         8.2 all of the aforesaid insurance policies except workmen's compensation insurance shall show Landlord and any designee and/or mortgagee of Landlord, as additionally insured and shall be written by one or more responsible insurance companies authorized to do business in the State of New Jersey. All such insurance shall contain endorsements substantially as follows:

         "It is understood and agreed that the insurer will give Landlord, W.H.R. Realty Co. ten (10) days prior written notice of any material change in or cancellation of this policy."

         8.3 Tenant shall be solely responsible for reimbursement to the Landlord for the premiums for such insurance. Tenant shall deliver to Landlord, within fifteen (15) days after the date hereof and thereafter at least fifteen
(15) days prior to the expiration of such policy, either a duplicate original or certificate and true copy of all policies procured by Tenant in compliance with its obligations hereunder, together with satisfactory evidence of the payment of the premiums therefor.

         8.4 Tenant agrees, at its own cost and expense, to comply with all rules and regulations of the Fire Insurance Rating Organization having jurisdiction and any similar body. If at any time or from time-to-time as a result of or in connection with any failure by Tenant to comply with the foregoing sentence or any act or omission or commission by Tenant, its employees, agents, contractors or licenses or as a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be the purpose herein before permitted or that such use may have been consented to by Landlord), the fire insurance rate applicable to the Premises or building in which the same are located shall be higher than that which would be applicable for less hazardous type of occupancy legally permitted therein, Tenant agrees that it will pay to Landlord as Additional Rent, such portion of the premium for all insurance policies enforced with respect to the aforesaid properties and the contents of any occupant thereof as shall be attributable to such higher rates.

                                   ARTICLE IX

Indemnification

         9.1 Tenant agrees that the use by itself, its agents, contractors, employees and servants of the demised Premises is, at its own risk, and

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hereby releases the Landlord and its agents, servants, contractors and employees from all claims and demands of every kind resulting from any accident, damage or injury occurring thereon.

         9.2 Tenant shall defend, indemnify and save harmless Landlord and Landlord's agent and employees from and against liabilities, obligations, damages, penalties, claims, costs, charges and expenses including but not limited to reasonable attorneys fees, which may be asserted by third person (including but not limited to those for death, personal injuries, or for loss or damage to property) against Landlord or Landlord's agents or employees by reason of or for any cause or reason whatsoever arising out of or by reason of the use or occupancy by the Tenant or the conduct of the Tenant's business, including but not limited to the following:

                  (a)      The Tenant's operation of the Premises.

                  (b) The negligent or otherwise wrongful act or omission on the part of the Tenant or any of its agents, contractors, servants, employees, licensees, or invitees.

                  (c) Any work or thing done in or about the Premises or any part thereof by or at the instants of Tenant, its agents, contractors, servants, employees, licensees or invitees.

                  (d) Any accident, injury or damage to any personal property occurring in, on or about the Premises or any part thereof, or passageway or space adjacent thereto.

                  (e) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions, or limitations contained in this Lease on its part to be performed or complied with.

In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall at Tenant's expense resist or defend such action or proceeding, by counsel selected by the Landlord.

         9.3 Landlord shall not be responsible or liable to tenant for any loss or damage that may be occasions by or through the acts or omissions of persons occupying any part of the Premises adjacent to or connected with the Premises for any loss resulting to Tenant or its property from any break or leak in a water, gas, sewer, sprinkler, plumbing fixture, electrical facility or otherwise. All property kept, stored or maintained in the Premises shall be so kept, stored or maintained at the sole risk of Tenant.

                                    ARTICLE X

Maintenance and Repair

         10.1 Tenant agrees to keep in good order, condition and repair the roof, foundations, interior and exterior walls and structural and non-structural portions of the Premises and the heating, ventilation, air conditioning, plumbing and electrical systems of the Premises and other items of personalty used or employed in connection with the Premises.

         10.2 Tenant shall throughout the term and extension thereof of this Lease, at Tenant's sole cost and expense, maintain and repair the Premises. When used in this section the term "repair or repairs" shall be deemed to include replacements, restorations and/or renewals when necessary including the blacktop parking areas.

         10.3 Tenant shall keep and maintain the grounds, curbs, and sidewalks on the Premises and owned by Landlord in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice.

         10.4 Tenant shall permit Landlord and its authorized representatives to enter the demised Premises at all reasonable times upon prior notice, or at any time without notice, in case of any emergency, for the purpose of inspecting the same and making any necessary repairs to the demised Premises and performing any work therein. Nothing in this section shall, however, imply and duty on the part of the Landlord to do any such work or to make any such alterations or repairs. The performance thereof by Landlord shall not constitute a waiver of tenant's default in failing to perform the same.

                                   ARTICLE XI

Assignment or Subletting

         11.1 Tenant agrees not to sell, assign, mortgage, hypothecate, pledge or in any manner transfer this lease or any interest hereunder, and not to sublet the Premises or any part or part thereof without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. If Tenant violates the provisions of this Article, Landlord may accept from any such assignee or sublessee the payment of any Basic Rent and/or Additional Rent and/or the performance of any of the other obligations of Tenant under this Lease, but acceptance shall not be deemed to be a waiver by Landlord of the breach by Tenant of the provisions of this Article nor a recognition that the assignee or sublessee has succeeded to the rights of Tenant; provided, however, that any rents so collected shall be applied against Tenant's rent obligation hereunder.

                                   ARTICLE XII

Security Deposit

         12.1 There shall be no security deposit required under the Terms of this Lease provided that the Tenant pays rent as due. In the event that Tenant fails to pay rent on a timely basis for three (3) consecutive months, Tenant shall deposit with Landlord, an amount equal to one-half (1/2) month's rent (and shall maintain the deposit at such levels to take account for the actual amount of Basic and Additional Rents which may be due and payable from time to time) to be held by Landlord as security.

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All or any part of said  deposit  may be applied by Landlord in total or partial satisfaction of any default by Tenant including any damages or deficiency in reletting of the Premises, whether such damage or deficiency may accrue before or after summary proceedings or other reentry by the Landlord. The application of all or any part of deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any rights or remedies Landlord may have, nor shall such application by Landlord constitute a waiver by the Landlord. If all or any part of the security deposit is applied to an obligation of Tenant hereunder, Tenant agrees to restore the said security deposit to its original amount. Tenant shall not call upon Landlord to apply all or any part of the security deposit to cure any default or fulfill any obligation of Tenant but such use shall be solely in the discretion of Landlord.

                                  ARTICLE XIII

Fire

         13.1 In the event of the total destruction of the Premises by fire or other casualty during the term hereof, or in the event of such partial destruction thereof as to render the Premiss wholly untenable or unfit for occupancy, then in either event, unless such damage can in the opinion of Landlord, be repaired within ninety (90) days after the occurrence, this Lease and term hereby created, shall cease from the date of such damage or destruction and Tenant shall, upon written notice from Landlord, immediately surrender the Premises to Landlord, and Tenant shall pay, within said term, only to the time of such damage or destruction. If, however, in Landlord's opinion the damage as aforesaid can be repaired within ninety (90) days from the occurrence thereof, Landlord shall (unless Landlord shall elect not to repair or rebuild, as hereinafter provided), repair the Premises will reasonably speed, and this Lease shall continue tin full force and effect but the Rent and Additional Rent shall abate from the occurrence of the damage until the completion of such repairs, unless such damage is due to the fault or neglect of Tenant, Tenant's servants, agents, employees, visitors or licensees, in which event there shall ben o such abatement or rent.

         13.2 In the event of the partial destruction of the building or the Premises by fire or other casualty during the term hereof, which partial destruction does not render the Premises wholly untenable or unfit for occupancy, Landlord shall (unless Landlord shall elect not to repair or rebuild as hereinafter provided), repair the damage with all reasonable speed and this Lease shall continue in full force and effect but until the completion of such repairs the Basic Rent and Additional Rent shall abate in proportion to the area of the Premises which is unusable by Tenant, unless such damage is due to the fault or neglect of Tenant, Tenant's servants, agents, employees, visitors or licensees in which event there shall be no such abatement of rent.

         13.3 In the event that the building or the Premises shall be slightly damage by fire or other casualty so as not to substantially effect the operation of Tenant's business in the Premises then in that event, there shall be no abatement of rent and this Lease shall continue

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in full force and effect,  and  Landlord  shall enter and repair the damage with all reasonable speed.

         13.4 Notwithstanding anything contained here to the contrary: If the Premises is damaged by a casualty which is not insured or whose cost of repair or reconstruction exceeds the amount of insurance and Landlord decides, in its sole judgment, either not to repair, reconstruct or rebuild or to demolish the Premises or entire building, then upon the happening of any such event, Landlord may cancel this Lease by giving written notice of such cancellation to Tenant within thirty (30) days after the happening of such damage and thereupon this Lease and the term hereof shall cease and terminate as of the date of the happening of such damage and rent and other charges payable by Tenant shall be prorated to the day of such damage.

         13.5 Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Premises but such effort shall be subject to
(i) Landlord's inability to obtain materials, (ii) acts of God, (iii) strikes, fire or weather, (iv) acts of governmental authority or any other cause beyond the control of Landlord.

                                   ARTICLE XIV

Eminent Domain

         14.1 If the Premises or such portion thereof, so as to render the balance unsuitable for the purposes of Tenant, shall be taken by condemnation or right of eminent domain the Tenant, upon written notice is given not later than thirty (30) days after Tenant has been deprived of possession.

         14.2 In the event of a partial (less than substantial) taking of the building Tenant shall have the right to terminate this Lease. If Tenant provides clear and convincing evidence to Landlord that any partial taking of the Premises would cause the remainder of the Premises to be impractical for Tenant's purposes, Tenant shall have the right to terminate this Lease. The Tenant may exercise the aforesaid right or rights to terminate this Lease in its entirety as aforesaid by giving written notice to the Landlord within sixty (60) days after the date of the vesting of title in such proceedings, specifying a date not more than thirty (30) days after the giving of such notice as to the date of such termination.

         14.3 In the event of any taking of the Premises or the building designated as 425 Pleasant Valley Way, West Orange, New Jersey, Landlord shall be entitled to receive the entire award and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant in or to any such award or any part thereof and hereby waives all rights against Landlord and the condemning authority except that the Tenant shall have the right to claim and prove in any such proceeding and to receive any award which may be made, if any, specifically for damages or condemnation of Tenant's movable trade fixtures, leasehold interest and moving expenses, if any.

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         14.4 In the event that this Lease is not  terminated  after the eminent domain proceedings, Landlord shall promptly commence to repair or restore the Premises to tenable condition and complete the same with due diligence except for delays caused by (i) Landlord's inability to obtain materials, (ii) acts of God, (iii) strikes, fire or weather, (iv) acts of governmental authority or any other cause beyond the control of Landlord, and the rent shall be equitably reduced from and after the date title vests in the condemnor for the balance of the term by taking into account the character and amount of the taking.

                                   ARTICLE XV

Surrender

         15.1 On the last day of the term demised, or the sooner termination thereof, Tenant shall peaceably surrender the Premises broom-clean, in good order, condition and repair, subject to the provisions of section 1.4 hereof. If the Premises are not surrendered at the end of the term or sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, claims made by and succeeding Tenant founded by such delay. Tenant shall promptly surrender all keys for the premises to the Landlord at the place then fixed for payment of rent. Tenant's covenants hereunder shall survive the expiration or termination of this Lease.

         15.2 If the Tenant shall occupy the Premises with the consent of the Landlord after the expiration of this Lease and the rent is accepted from tenant, such occupancy and payment shall be construed as an extension of this Lease for a term expiring on the last day of the month next following the month in which the Lease expired, and occupation thereafter shall operate to extend the term of this Lease for but one (1) month at a time, unless other terms of such expiration are made in writing and signed by the parties hereto. In such event, if either Landlord or Tenant desires to terminate said occupancy at the end of any month after the termination of this Lease, the Party so desiring to terminate shall give the other party at least thirty (30) days written notice to that effect. Failure on the part of the Tenant to give such notice shall obligate it to pay such rent for an additional calendar month following the month in which the Tenant has vacated the Premises.

                                   ARTICLE XVI

Default

         16.1 Tenant shall, without any previous demand therefor, pay to Landlord the Basic Rent and Additional Rent without deduction, set-off or demand, at the times and in the event:

                  (a) of default in the payment of said rent or of any installment or part thereof, or in the payment of any other sum or any part thereof which may become due from Tenant to Landlord hereunder, at the time and in the manner provided herein and if the same shall remain in

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default for fifteen (15) days after becoming due, or (b) the premises shall be deserted, abandoned or vacated, or

                  (c) of the violation by tenant of any of the covenants, agreements and conditions herein provided, or of any of the rules and regulations now or hereafter established by the Landlord, and the failure to cure such violation within fifteen (15) days after notice in writing of such violation by Landlord to Tenant: then upon the happening of any such event, Landlord may, at its option, elect to terminate this Lease or to enter the said Premises as the agent of Tenant, either by force or otherwise without being liable for any prosecution or damage therefor, and relet the Premises as the agent of Tenant and receive the rent therefor, upon such terms as shall be satisfactory to Landlord and all rights of Tenant to repossess the Premises under this Lease shall cease and end upon such termination or entry. Such entry for reletting by Landlord shall not operate to release Tenant from any rent to be paid or covenant to be performed hereunder during the term of this Lease. For the purposes of reletting, Landlord shall be authorized to make such repairs or alterations in or to the Premises as may be necessary to place the same in good order and condition and restore said Premises to this original condition. Tenant shall be liable for and hereby agrees to pay Landlord the cost of such repairs or alterations and all expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the rent provided in this Lease, Landlord at its option may require Tenant to Pay such deficiency month-by-month or at any greater intervals, or may hold Tenant, in advance, for the entire deficiency resulting from such reletting. Landlord is hereby granted alien, in addition to any statutory lien or right to distrain that may exist, on all personal property of Tenant in or upon the Premises, including without limitation furniture, fixtures (including trade fixtures) and merchandise of Tenant, to assure payment of the rent and performance of the covenants and conditions of this Lease. Landlord shall have the right, as agent of Tenant, to take possession of all personal property found in or about the Premises including without limitation furniture and fixture of Tenant and sell the same at public warehouse or elsewhere at the cost of any for the account of Tenant, or any other occupant, Tenant hereby waiving benefits of all laws exempting property from execution, levy and sale on distress judgment.

         16.2 In the event of any such breach or threatened breach by Tenant of any of the agreements, terms covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and additionally shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as through re-enter summary proceedings, any other remedies provided for in this lease.

         16.3 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or equity or by statute or otherwise and the exercise or beginning of the exercise by Landlord or any one or more of the rights or remedies provided for in this Lease of now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise

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by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

         16.4 If the term of his Lease shall be terminated due to default by the Tenant, of any of the terms or covenants herein contained, this Lease and the term and estate hereby granted, whether or not the term shall heretofore have commenced, shall terminate with the same affect as if that day were the expiration date of the term of this Lease, but Tenant shall remain liable for all damages as are provided for herein including reasonable attorney's fees.

                                  ARTICLE XVII

Bankruptcy

         17.1 At any time prior to or during the term of this Lease, if Tenant shall make an assignment for the benefit of its creditors, file a voluntary petition in bankruptcy or if Tenant shall be adjudicated a bankrupt or insolvent or if the affairs of Tenant shall be taken over by or pursuant to an order of any other officer or governmental authority pursuant to any Federal State or other statute or law; or if Tenant shall, admit in writing, inability to pay debts generally as they come due or if Tenant shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future Federal Bankruptcy act or any other present or future applicable Federal. State or other statute or law, or if Tenant shall seek or acquiesce in the appointment of a trustee, receiver or liquidator of Tenant, or of all or any substantial part of its property; or if, within sixty (60) days after the commencement of any proceedings against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, such proceeding shall not have been dismissed, or if within sixty (60) days after the appointment, without consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant, or of all or any substantial part of its property, such appointment shall not have been vacated, stayed or dismissed, or if within sixty
(60) days after the expiration of any such stay, such appointment shall not have ben vacated, stayed or dismissed, then and in any such event, Landlord may, at its option terminate this Lease and all rights of Tenant herein by giving the Tenant notice, in writing of the election of Landlord to terminate and in such event Tenant nor any person claiming by, through or under Tenant, by virtue of statute or of any order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises. Such causes for termination of this Lease as set forth in this Article shall constitute a default by Tenant and all rights and remedies stated or otherwise reserved under this Article shall be available to Landlord.

         17.2 It is stipulated and agreed that in the event of the termination of this lease pursuant to this Article, Landlord shall forthwith notwithstanding any other provision of this Lease to the contrary be entitled to recover from tenant as and for liquidated damages

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an amount equal to the  difference  between the rent reserved  hereunder for the unexpired portion of the Initial Term demised and the then fair and reasonable rental value of the Premises for the same. In the computation of such damage, the difference between any installment of rent becoming due hereunder, after the date of termination, and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of five (5%) percent per annum. If such Premises or any part thereof be relet by Landlord for the unexpired term of said Lease or any part thereof, before presentation of proof of such liquidated damages to any court, the amount of rent reserved upon such reletting shall be prima facie evidence as to fair and reasonable rental value or the part of the whole of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater than, equal to, or less than the amount of the difference referred to above.

                                  ARTICLE XVIII

Quiet Enjoyment

         18.1 Tenant, subject to the terms and provisions of this Lease and to all mortgages, now or hereinafter made against the Premises and to which this Lease may be or become subordinate, on payment of all Rent and Additional Rent and observing and keeping and performing all of the terms and provisions of this Lease, shall lawfully, peaceably and quietly have, hold and occupy and enjoy the Premises during the term hereof. This covenant shall be binding upon Landlord only during its ownership of the Premises. Int he event Landlord shall sell or otherwise dispose of its interest in the Premises during the term of this Lease, such sale or other disposition shall operate to release and relieve Landlord from any further liability or obligation to Tenant hereunder.


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                                   ARTICLE XIX

Subordination

         19.1 This Lease and all rights of Tenant hereunder are and shall be subject to subordination in all respect to all present and future mortgages on the Premises or the building which the Premises is a part of, which may now or hereafter affect the same and to all renewals, modifications and replacements of such mortgages. This Section 19.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own costs and expense any instrument, in recordable form, if required, by the holder of any such mortgage of their respective successors, and Tenant hereby irrevocably constitutes and appointments Landlord attorney-in-fact for Tenant to execute any such instrument for any on behalf of Tenant.

                                   ARTICLE XX

Notices

         20.1 Any notice required or permitted under this Lease shall, unless otherwise specifically provided for herein be deemed sufficiently given or served if sent by registered or certified mail return receipt requested, postage prepaid, addressed to Tenant at the Premises and Landlord at the address then fixed for the payment of rent. Any such notice shall be deemed given as of the date of mailing. Either party may by fifteen (15) days prior written notice, at any time, designate a different address to which notices shall subsequently be mailed.

                                   ARTICLE XXI

Waiver of Trial by Jury

         21.1 To the extent permitted by law, Landlord and Tenant here waive trial by jury in any action brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant of the Tenant's use or occupancy of the Premises including any claim for injury or damages.

                                  Article XXII

No Waiver of Modification

         22.1 The failure of either party to insist in any one or more instances, upon the strict performance of any one or more of the agreements, terms or covenants, conditions or obligations of this Lease, or to exercise any right or remedy or election herein contained shall not be construed as a waiver or relinquishment for the future performance of such one or more obligations or rights under this Lease but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.


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



                                  ARTICLE XXIII

Estoppel Certificate

         23.1 Tenant agrees, at any time and from time-to-time, as requested by Landlord, upon not less than five (5) days prior notice to execute and deliver without cost or expense to the Landlord a statement certifying this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the Modifications), certifying the dates to which the Basic Rent and Additional Rent have been paid and stating whether or not, to the best knowledge of the Tenant, the Landlord is in default of any of its obligations under this Lease, and if so, specifying each such default of which Tenant may have knowledge.

         23.2 It is intended that any such statement delivered to the Landlord, pursuant to this Article, may be relied upon by any prospective purchaser of the fee or any mortgagee thereof or any assignee.

                                  ARTICLE XXIV

Showing of Premises

         24.1 The Tenant agrees to permit the Landlord or Landlord's agents or employees or their representatives to show the Premises, at reasonable time, to persons wishing to rent or purchase the same and after six (6) months preceding the expiration of the term hereof the Landlord or its agents or employees or representatives shall have the right to place a notice on the from of the Premises indicated that the Premises if for rent or for sale. Such showing shall be conducted so as not to unreasonably interfere with the operation of Tenant's business.

                                   ARTICLE XXV

Parties Bound

         25.1 This Lease Agreement is binding upon and insures to the benefit of the respective parties hereto, their successors, permitted assigns, and legal representatives.

         25.2 Notwithstanding the preceding section, the obligations of Landlord under this Lease shall not be binding upon the Landlord herein named with respect to any period subsequent to the transfer of its interest in the Premises, as owner thereof, and in the event of such transfer of its interest in the Premises, as owner thereof, and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of landlord herein named as such owner or lessee of the Premises.

         25.3 Tenant shall look solely to the equity of Landlord in and to the building of which demised Premises is a part in the event of a breach or default by Landlord pursuant to the provisions of this Lease, and Tenant agrees that the liability of Landlord under this Lease shall not

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



exceed the value of such interest of Landlord in the building of which the Premises is a part. No other properties or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) arising out of, or in connection with, this Lease; and if Tenant shall acquire alien on such other properties or assets by judgment or otherwise as aforesaid Tenant shall promptly release such lien on such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorney.

                                  ARTICLE XXVI

General Provisions

         26.1 The invalidity of one or more phrases, articles, sections, sentences or clauses contained in this Lease shall not affect the remaining portions of this Lease or any part thereof, and in the event that any one or more of the same contained in this Lease shall be declared valid, by final order, decrees or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid phrases, articles, sections, sentences or clauses had not been inserted herein.

         26.2 Tenant shall not record this lease, but if either party should desire to record a short memorandum of lease setting forth only the parties, the demised Premises and the term, such memorandum of lease shall be executed, acknowledged and delivered by both parties upon notice from either party.

         26.3 The laws of the State of New Jersey shall govern the validity, performance and enforcement of this lease.


         IN WITNESS WHEREOF, Landlord and Tenant have signed their names the day and year first above written.


W.H.R. Realty Partnership, Landlord                 D.E.M. Amusements, Inc.
                                                                d/b/a
                                                    d/b/a RASCALS COMEDY CLUB

----------------------------                        ------------------------
BY: Eduardo Rodriguez, Partner                      BY: Mark Magnusson,
                                                            President

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